                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                        AMERICAN CAMPUS COMMUNITIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
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     (4) Date Filed:

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

                                     [LOGO]
                                AMERICAN CAMPUS
                                  COMMUNITIES




                        805 LAS CIMAS PARKWAY, SUITE 400
                               AUSTIN, TEXAS 78746


                                  April 6, 2005


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of American Campus Communities, Inc. (the "Company") to be held at 10:00 a.m. (Central Time) on Thursday, May 12, 2005, at The Driskill Hotel, 604 Brazos Street, Austin, Texas. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

Following the formal business session, there will be an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. If you choose not to attend and vote at the Annual Meeting in person, you may vote by completing and mailing the enclosed proxy card. Voting by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

On behalf of the Board of Directors,


                                                Sincerely,


                                                /s/ William C. Bayless Jr.
                                                --------------------------
                                                WILLIAM C. BAYLESS JR.
                                                PRESIDENT AND
                                                CHIEF EXECUTIVE OFFICER


                                TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders....................................................i

Defined Terms...............................................................................ii

Questions and Answers.......................................................................1

Proposal to be Voted Upon...................................................................3

Board of Directors..........................................................................4
  Board Size and Composition................................................................4
  Board Independence and Meetings...........................................................6
  Board Committees..........................................................................6
  Guidelines on Governance and Codes of Ethics..............................................7
  Communication with the Board of Directors.................................................8
  Compensation of Directors.................................................................8

Executive Officers..........................................................................9

Security Ownership..........................................................................10

Section 16(a) Beneficial Ownership Reporting Compliance.....................................11

Compensation Committee Report on Executive Compensation.....................................11

Compensation................................................................................13
  Executive Officer Compensation............................................................13
  Employment Contracts, Termination of Employment and Change-In Control Arrangements........15
  Compensation Committee Interlocks and Insider Participation...............................16

Certain Relationships and Related Transactions..............................................16

Common Stock Performance Graph..............................................................17

Audit Committee Information.................................................................18
  Report of the Audit Committee.............................................................18
  Independent Auditor Fees..................................................................19

Stockholder Proposals.......................................................................20

The Company's 2004 Annual Report............................................................20


APPENDIX A     Audit Committee Charter

                        AMERICAN CAMPUS COMMUNITIES, INC.
                        805 LAS CIMAS PARKWAY, SUITE 400
                               AUSTIN, TEXAS 78746

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 12, 2005


To the Holders of Common Stock of AMERICAN CAMPUS COMMUNITIES, INC.:

The 2005 Annual Meeting of Stockholders of American Campus Communities, Inc., a Maryland corporation, will be held at The Driskill Hotel, 604 Brazos Street, Austin, Texas on Thursday, May 12, 2005, at 10:00 a.m. (Central Time) to consider and take action upon the following:

        (i) To elect eight directors to a one-year term of office expiring at the 2006 Annual Meeting of Stockholders or until their successors are duly elected and qualified; and

        (ii) To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

THE ENCLOSED PROXY CARD IS SOLICITED BY OUR BOARD OF DIRECTORS, WHICH RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED THEREIN. Please refer to the attached Proxy Statement, which forms a part of this Notice of Annual Meeting and is incorporated herein by reference, for further information with respect to the business to be transacted at the Annual Meeting.

The Board of Directors has fixed the close of business on March 18, 2005 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the postage-prepaid envelope provided. Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                        By Order of the Board of Directors,


                                        /s/ Brian B. Nickel
                                        -------------------
                                        BRIAN B. NICKEL
                                        CHIEF INVESTMENT OFFICER AND SECRETARY




Austin, Texas
April 6, 2005

                                  DEFINED TERMS


Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for purposes of this proxy statement:

"2004 PLAN" means American Campus Communities' 2004 Incentive Award Plan.

"ANNUAL MEETING" means the May 12, 2005 Annual Meeting of Stockholders of American Campus Communities, Inc.

"BOARD" or "BOARD OF DIRECTORS" means American Campus Communities' Board of Directors.

"COMMON STOCK" means the common stock, par value $.01 per share, of the Company.

"COMPANY" or "AMERICAN CAMPUS COMMUNITIES" or "WE" or "OUR" means American Campus Communities, Inc.

"FORMATION TRANSACTIONS" means the transactions designed to consolidate the ownership interests in the Company's properties, to facilitate the IPO and to enable the Company to qualify as a REIT for federal income tax purposes commencing with its taxable year ended December 31, 2004.

"IPO" means American Campus Communities' initial public offering of Common Stock, which was consummated on August 17, 2004.

"NAREIT" means the National Association of Real Estate Investment Trusts.

"OPERATING PARTNERSHIP" means American Campus Communities Operating Partnership, LP, a Maryland limited partnership of which we are the general partner.

"PIUS" means profits interest units, which are a special class of partnership interests in the Operating Partnership.

"RAP" means Reckson Asset Partners, LLC, a Delaware limited liability company owned (through subsidiaries) by Reckson and RSVP.

"RECKSON" means Reckson Associates Realty Corp., a Maryland corporation.

"RECORD DATE" means March 18, 2005.

"REIT" means a real estate investment trust as defined in the Internal Revenue Code of 1986, as amended.

"RSUS" means restricted stock units, which are a security that entitles the holder to receive restricted stock in the Company at a future date specified therein.

"RSVP" means Reckson Strategic Venture Partners, LLC, a Delaware limited liability company.

"SEC" means the Securities and Exchange Commission.


--------------------------------------------------------------------------------

                        AMERICAN CAMPUS COMMUNITIES, INC.
                        805 LAS CIMAS PARKWAY, SUITE 400
                               AUSTIN, TEXAS 78746

                               ------------------

                                 PROXY STATEMENT

                               ------------------


The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about April 8, 2005, is solicited by the Board of Directors of American Campus Communities, Inc. in connection with the Annual Meeting of Stockholders to be held on May 12, 2005.

                              QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q:   WHAT AM I VOTING ON?

A:   Election of eight directors to hold office for a one-year term.

--------------------------------------------------------------------------------
Q:   WHO IS ENTITLED TO VOTE?

A: Stockholders as of the close of business on the Record Date, March 18, 2005, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

--------------------------------------------------------------------------------
Q:   HOW DO I VOTE?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you are the holder of record and do not mark any selections, your Proxy Card will be voted in favor of all of the director nominees. If you are a registered stockholder, you may change your vote or revoke your proxy at any time before the Annual Meeting by submitting written notice to our Secretary, submitting another proxy that is properly signed and later dated or voting in person at the Annual Meeting. In each case, the later submitted vote will be recorded and the earlier vote revoked. If you hold your shares in street name, please follow the procedures required by your bank, broker or other nominee to revoke a proxy. You should contact that firm directly for more information on these procedures

     In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than the proposal described in this Proxy Statement. In addition, no stockholder proposals or nominations were received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

--------------------------------------------------------------------------------
Q:   IS MY VOTE CONFIDENTIAL?

--------------------------------------------------------------------------------
A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

--------------------------------------------------------------------------------

Q:   WHO WILL COUNT THE VOTE?

A: All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and withheld votes and abstentions. In order to be elected as a director, a nominee must receive a plurality of the votes cast at the Annual Meeting at which a quorum is present. For purposes of calculating votes cast in the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the proposal regarding the election of the directors. "Broker non-votes" are proxies from brokers or other nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote the shares that are the subject of the proxy on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.

--------------------------------------------------------------------------------
Q:   WHAT CONSTITUTES A QUORUM?

A: As of the Record Date, 12,669,782 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining the presence of a quorum.

--------------------------------------------------------------------------------
Q:   WHO CAN ATTEND THE ANNUAL MEETING?

A:   All stockholders of record as of the Record Date can attend.

--------------------------------------------------------------------------------
Q:   WHO PAYS FOR THIS PROXY SOLICITATION?

A: The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid to directors, officers or employees for such services.




--------------------------------------------------------------------------------

                            PROPOSAL TO BE VOTED UPON


1.   ELECTION OF DIRECTORS

     Under the Company's Charter, each member of the Board is elected by the stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualified. Vacancies on the Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the term and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, which means the eight nominees who receive the largest number of properly cast votes will be elected as directors. Each share of Common Stock is entitled to one vote for each of the eight director nominees. Cumulative voting is not permitted. It is the intention of the proxy holders named on the enclosed proxy to vote the proxies received by them for the election of the nominees named below unless authorization to do so is withheld. If any nominee should become unavailable for election prior to the Annual Meeting, an event which currently is not anticipated by the Board, the proxies will be voted for the election of a substitute nominee or nominees proposed by the Board.

     Mr. William C. Bayless Jr., Mr. R.D. Burck, Mr. G. Steven Dawson, Ms. Cydney Donnell, Mr. Edward Lowenthal, Mr. Brian B. Nickel, Mr. Scott H. Rechler and Mr. Winston W. Walker are all of our nominees for election to the Board. Each such nominee has consented to be named in this Proxy Statement and to serve as a director if elected, and management has no reason to believe that any nominee will be unable to serve.

     The employment agreements between the Company and each of Messrs. Bayless and Nickel provide that such executive will be a director. See "Compensation - Employment Contracts, Termination of Employment and Change-In-Control Arrangements." In connection with the Formation Transactions, the Company agreed to nominate Mr. Rechler to be a director at the 2005 and 2006 annual meetings, subject to his consent and eligibility to serve. See "Certain Relationships and Related Transactions."




--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

                           BOARD SIZE AND COMPOSITION

The Board of Directors of the Company is comprised of eight directors elected by the stockholders to serve until the next Annual Meeting and until his or her successor is duly elected and qualified. The following pages contain information concerning the nominees, based upon information furnished to the Company by each nominee.

WILLIAM C. BAYLESS JR. has been President and Chief Executive Officer of American Campus Communities and the Company's predecessor entities since October 2003. Mr. Bayless is a co-founder of the Company and participated in the founding of the student housing business of the Company's predecessor entities. Mr. Bayless served as Executive Vice President and Chief Operating Officer of the Company's predecessor entities from July 1995 to September 2003, where he directed all aspects of the predecessor's business units including business development, development and construction management, acquisitions, and management services. He served as the Vice President of Development from the inception of the Company in 1993 until July 1995. Mr. Bayless served as the Director of Operations for Century Development's student housing division from 1991 to 1993. From 1988 to 1991, Mr. Bayless served as the Director of Marketing responsible for business development and marketing for the student housing division of Cardinal Industries. Mr. Bayless began his career in student housing with Allen & O'Hara where he held the positions of Resident Assistant, Resident Manager and Area Marketing Coordinator from 1984 to 1988. He received a Bachelor of Science in Business Administration from West Virginia University in 1986. Director since 2004. Age: 41.

R.D. BURCK has been Chairman of the Board of American Campus Communities since August 2004. Mr. Burck retired from the position of chancellor of The University of Texas ("U.T.") System in 2002. He currently serves as the first advisory director appointed by The University of Texas Investment Management Co., a non-profit corporation created by the U.T. Board of Regents to manage the investment of all assets over which the board has fiduciary responsibility. Mr. Burck joined the U.T. System in 1988 to serve as the vice chancellor of business affairs and then as executive vice chancellor for business affairs before being appointed by the Board of Regents as interim chancellor in June 2000 and chancellor six months later in December 2000. Mr. Burck worked worldwide for Getty Oil Co., headquartered in Los Angeles, from 1955 to 1984. In 1979, he was involved in the creation and served as director, as well as vice president, of ESPN, the first cable TV sports network. Mr. Burck is currently a member of the board of directors for infiNET, Inc., Celo Data, Inc., and is a Senior Client Advocate for Willis Group Holdings. He also serves on the advisory boards for Frost Bank, G51 Capital Management, L.L.C., and Patton Medical Devices. In addition, Mr. Burck serves on The Headliners Club Board of Trustees. He also has been a member of the board of the Texas Department of Information Resources; the board of directors of the Texas Life, Accident, Health, and Hospital Service Insurance Guaranty Association; the formal advisory committee of the Texas Higher Education Coordinating Board; and the advisory council of the U.T. Austin College of Natural Sciences. Mr. Burck is a former director of the National Conference of Christians and Jews, and a former member of the board of directors of the American Cancer Society. Mr. Burck graduated from The University of Texas at Austin in 1956 with a B.B.A. He also attended the South Texas School of Law in Houston. Director since 2004. Age: 72.

G. STEVEN DAWSON primarily has been a private investor since 2003 and from 1990 to 2003 he served as the Chief Financial Officer of Camden Property Trust (NYSE:
CPT) and its predecessors. Camden is a large multifamily REIT based in Houston with apartment operations, construction and development activities throughout the United States. Mr. Dawson serves on the boards of Trustreet Properties, Inc. (NYSE: TSY), the largest restaurant REIT in the U.S.; Sunset Financial Resources, Inc. (NYSE: SFO), a mortgage REIT; AmREIT (AMEX: AMY), a retail property REIT; and Desert Capital REIT, Inc., an unlisted, public mortgage REIT. In addition, Mr. Dawson is on the board of Medical Properties Trust, a private REIT, and on boards of various private charities and civic organizations and has other private interests. Mr. Dawson holds a degree in Business from Texas A&M University. Director since 2004. Age: 47.

CYDNEY DONNELL has been an Executive Professor at the Mays Business School of Texas A&M University since August 2004 where she teaches in the Finance Department. Ms. Donnell joined the Mays School in January of 2004 as a Visiting Lecturer. Ms. Donnell was formerly a principal and Managing Director of European Investors/E.I.I. Realty Securities, Inc. Ms. Donnell served in various capacities at EII and was Chair of the Investment Committee from 2002 to 2003, the Head of the Real Estate Securities Group and Portfolio Manager of EII from 1992 to 2002 and served as a Vice-President and Analyst of EII from 1986 to 1992. Prior to joining EII, she was a real estate lending officer at RepublicBanc Corporation in Dallas from 1983 to 1986. Ms. Donnell has served on the Board of Directors of European Investors Holding Company since 1992 and also currently serves on the Board of Directors of Madison Harbor Balanced Strategies Inc., a closed-end investment fund registered under the Investment Company Act of 1940. Ms. Donnell has served on the Board and


--------------------------------------------------------------------------------

Institutional Advisory Committee of NAREIT. She is an active volunteer currently serving on the Board of Directors of the Association of Former Students of Texas A&M University and served in various leadership capacities for the Junior League of the City of New York. Ms. Donnell received a B.B.A. from Texas A&M University in 1981 and an M.B.A. from Southern Methodist University in 1982. Director since 2004. Age: 45.

EDWARD LOWENTHAL has been President of Ackerman Management LLC since April 2002, a private investment management and advisory company with particular focus on real estate and other asset-based investments. Mr. Lowenthal was a Founder and served as the President of Wellsford Real Properties, Inc. (AMEX: WRP) from 1997 until 2002, which manages primarily multifamily and office properties as well as real estate debt held directly and through joint ventures with institutional partners. He continues to serve as a Director of WRP. Mr. Lowenthal was a Founder, Trustee and President of Wellsford Residential Property Trust, a NYSE listed multi-family REIT, until May 1997 when it was merged into Equity Residential. Mr. Lowenthal has more than 30 years of real estate and merger and acquisition experience in both public and private entities. Mr. Lowenthal serves as a Trustee of Omega Healthcare Investors, Inc. (NYSE: OHI), as a Director of Ark Restaurants (NASDAQ: ARKR), as a Director of Reis, Inc., a privately held real estate information and analytics provider and as a Director of Desarrolladora Homex, S.A. de C.V., a vertically integrated home development company focusing on affordable entry level and middle income housing in Mexico. Mr. Lowenthal serves as a Trustee of The Manhattan School of Music and serves on its Finance and Executive Committees and chairs its New Building Committee. He served as a member of the Board of Governors of NAREIT from 1992-2000. He earned a B.A. degree from Case Western Reserve University in 1966 and a J.D. degree from Georgetown University Law Center in 1969 where he was an editor of the Georgetown University Law Journal. Director since 2004. Age: 60.

BRIAN B. NICKEL has been Executive Vice President and Chief Investment Officer and Secretary of American Campus Communities and the Company's predecessor entities since October 2003 and Secretary since July 2004. In this capacity, Mr. Nickel has responsibility for all investment activities, oversees the Company's business development and growth related efforts, and is responsible for capital market relationships. Mr. Nickel joined the Company's predecessor in June 1996 as Director of Business Development and has served in various capacities during his tenure. Prior to joining American Campus Communities, Mr. Nickel held positions in the investment banking firms of Kidder, Peabody Company and with the corporate finance group of LaSalle Partners. Mr. Nickel received a BS in Economics from Northwestern University in 1994. Director since 2004. Age: 32.

SCOTT H. RECHLER has been Chief Executive Officer and President of Reckson since December 2003, served as Co-Chief Executive Officer of Reckson from May 1999 until December 2003, serves as the Chairman of the Executive Committee of the Board of Directors of Reckson and has served as a director of Reckson since its formation. He served as President of Reckson from February 1997 to May 2001 and served as Chief Operating Officer of Reckson from its formation until May 1999. Mr. Rechler is a member of the Board of Directors of the Long Island Children's Museum and is a member of the Board of Governors of NAREIT. Since 1997, Mr. Rechler has served as Chief Executive Officer and Chairman of the Board of Directors of Frontline Capital Group, and also served as the non-executive Chairman of the Board of Directors and as former interim executive officer of HQ Global Holdings, Inc. Mr. Rechler is a graduate of Clark University and received a Master's Degree in Finance with a specialization in real estate from New York University. Director since 2004. Age: 37.

WINSTON W. WALKER has been President and Chief Executive Officer of Walker & Associates since 1993, which provides strategic consultation primarily to clients in the healthcare and insurance industries. Prior to this, Mr. Walker served as the Chief Executive Officer of Provident Life and Accident Insurance Company of America from 1987 to October 1993. Mr. Walker is currently a member of the board of directors and the audit committee chair of CBL & Associates Properties, Inc. (NYSE: CBL) and a member of the board of directors of MRI Medical. Mr. Walker received a B.A. in Russian from Tulane University in 1965 and a Ph.D. in mathematics from the University of Georgia in 1969. Director since 2004. Age: 61.

       THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS DIRECTORS.


--------------------------------------------------------------------------------

                         BOARD INDEPENDENCE AND MEETINGS

BOARD GOVERNANCE DOCUMENTS. The Board maintains charters for all committees. In addition, the Board has adopted a written set of corporate governance guidelines and a code of business conduct and ethics that generally formalize practices already in place at the Company. To view the Company's committee charters, corporate governance guidelines and code of business conduct and ethics, please visit www.americancampuscommunities.com. The Board has adopted and adheres to corporate governance practices that the Board and senior management believe promote the highest standards of integrity, are sound and represent best practices. The Board of Directors periodically reviews these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities.

INDEPENDENT DIRECTORS. Currently, the Board has eight directors. The Board of Directors has determined, after considering all of the relevant facts and circumstances, that five directors (Mr. R.D. Burck, Mr. G. Steven Dawson, Ms. Cydney Donnell, Mr. Edward Lowenthal and Mr. Winston W. Walker) are independent, as "independence" is defined by the New York Stock Exchange. This means that none of the independent directors has any direct or indirect material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. As a result, the Board has a majority of independent directors on the Board as required by the listing requirements of the New York Stock Exchange.

Independent directors have regularly scheduled executive sessions in which they meet without the presence of management. These executive sessions typically occur after each regularly scheduled meeting of the Board of Directors. Any independent director may request that an additional executive session be scheduled. The presiding director of these executive sessions is Mr. R.D. Burck, the Lead Independent Director.

MEETINGS. The Board of Directors met either in person or by conference call five times in 2004. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served during 2004 while they were directors and a member of any such committee. All directors are encouraged to attend the Company's annual meeting of stockholders. This is the Company's first annual meeting since our IPO.

                                BOARD COMMITTEES

AUDIT COMMITTEE. The current members of the Audit Committee are Messrs. Dawson (Chairman), Burck and Walker. Each member of the Audit Committee satisfies the requirements for independence set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 and the New York Stock Exchange's listing standards. The Board of Directors, after reviewing all of the applicable facts, circumstances and attributes, has determined that Mr. Dawson is an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K.

The Audit Committee operates under a written charter, which was adopted on August 17, 2004. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. A copy of the charter is included in this Proxy Statement as Appendix A and can also be viewed on the Company's website at www.americancampuscommunities.com. The Report of the Audit Committee is set forth beginning on page 18 of this Proxy Statement.

The Audit Committee's responsibilities include assisting the Board in overseeing the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's independent auditors. In addition, the Audit Committee reviews, as it deems appropriate, the adequacy of the Company's systems of disclosure controls and internal controls regarding financial reporting and accounting. In accordance with its charter, the Audit Committee has the sole authority to appoint and replace the independent auditors, who report directly to the Audit Committee, approve the engagement fee of the independent auditors and pre-approve the audit services and any permitted non-audit services that the independent auditors may provide to the Company. The Audit Committee met four times in 2004.

EXECUTIVE COMMITTEE. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Mr. Bayless (Chairman), Ms. Donnell, Mr. Nickel and Mr. Rechler, has the authority to approve, subject to certain limitations, acquisitions, financings and dispositions by the Company and to authorize the execution, subject to certain limitations, of certain contracts and agreements, including those relating to the borrowing of money by the Company, and to exercise generally all other powers of the Board, except for those which require action by all directors or the non-employee directors under the Articles of Incorporation or Bylaws of the Company or under applicable law. The Executive Committee met one time in 2004.


--------------------------------------------------------------------------------

COMPENSATION COMMITTEE. The current members of the Compensation Committee are Messrs. Walker (Chairman), Dawson and Lowenthal. Each member of the Compensation Committee satisfies the requirements for independence set forth in the New York Stock Exchange's listing standards. The Compensation Committee operates under a written charter, which is reviewed and assessed for adequacy on an annual basis. A copy of the charter is available on the Company's website at www.americancampuscommunities.com. The Compensation Committee's responsibilities include overseeing the Company's compensation programs and practices and determining compensation for the executive officers. The Compensation Committee met one time in 2004.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. The current members of the Nominating and Corporate Governance Committee are Mr. Lowenthal (Chairman), Mr. Burck and Ms. Donnell. Each member of the Nominating and Corporate Governance Committee satisfies the requirements for independence set forth in the New York Stock Exchange's listing standards. The Nominating and Corporate Governance Committee operates under a written charter, which is reviewed and assessed for adequacy on an annual basis. A copy of the charter is available on the Company's website at www.americancampuscommunities.com. The responsibilities of the Nominating and Corporate Governance Committee include assisting the Board in promoting the best interests of the Company and its stockholders through the implementation of sound corporate governance principals and practices. The Nominating and Corporate Governance Committee is also responsible for (i) identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the director nominees for the next annual meeting of stockholders, (ii) developing and recommending to the Board a set of corporate governance principles applicable to the Company, and (iii) overseeing the evaluation of the Board and the Company's management. The Nominating and Corporate Governance Committee met one time in 2004.

The Nominating and Corporate Governance Committee will consider appropriate nominees for director whose names are submitted in writing by a stockholder of the Company. Nominations must be addressed to Chairman of the Nominating and Corporate Governance Committee, c/o American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746, indicating the nominee's qualification and other relevant biographical information and providing confirmation of the nominee's consent to serve as director. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in the Bylaws of the Company.

The Nominating and Corporate Governance Committee reviews with the Board on an annual basis the appropriate skills and characteristics required of Board members in the context of the then-current composition of the Board. This assessment includes, in addition to qualities of intellect, integrity and judgment, business experience and knowledge, reputation and character, issues of diversity, relevant industry and trade association knowledge and participation, accounting and financial expertise, public company experience, willingness and ability to devote the time and effort required to effectively serve on the Board and relevant legal and regulatory qualifications. The committee makes this determination in the context of an assessment of the perceived needs of the Board at that point in time. The Committee evaluates all nominees for director based on these criteria, including nominees that may be recommended by stockholders.

The Committee considers nominees for the Board from any reasonable source, including current Board members, stockholders or other persons. While the Nominating and Corporate Governance Committee has the ability to retain a third party to assist in the nomination process, the Company has not paid a fee to any third party to identify or assist in identifying or evaluating potential nominees.

All nominees for director at the 2005 Annual Meeting currently serve as directors of the Company.

                  GUIDELINES ON GOVERNANCE AND CODES OF ETHICS

During 2004, the Board adopted Guidelines on Governance to address significant corporate governance issues. These guidelines provide a framework for our corporate governance initiatives and cover a variety of topics, including the role of our board, board selection and composition, board committees, board operation and structure, board orientation and evaluation, board planning and oversight functions and executive share ownership. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to the board any changes to the guidelines.

Also during 2004, the Board of Directors adopted a Code of Business Conduct and Ethics, which is designed to help officers, managers and employees resolve ethical issues in an increasingly complex business environment. It covers


--------------------------------------------------------------------------------
topics such as reporting unethical or illegal behavior, compliance with law, share trading, conflicts of interest, fair dealing, protection of our assets, disclosure of proprietary information, internal controls, personal community activities, business records, communication with external audiences and obtaining assistance to help resolve ethical issues. The Board also adopted a Code of Ethical Conduct for Senior Financial Officers, which is applicable to the Company's principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions.

You may obtain a copy of the committee charters, Guidelines on Governance, Code of Business Conduct and Ethics and Code of Ethical Conduct for Senior Financial Officers on our website at www.americancampuscommunities.com.

                    COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with any member of the Board of Directors may do so in writing to the following address:

        Mr. R. D. Burck Chairman of the Board
        c/o American Campus Communities, Inc.
        805 Las Cimas Parkway, Suite 400
        Austin, Texas 78746

Mr. Burck will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. Mr. Burck will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board's request. Mr. Burck will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication as appropriate.

                            COMPENSATION OF DIRECTORS

Each director who is not an employee of the Company or its subsidiaries receives an annual fee of $25,000 for services as a director, payable quarterly. The Chairman of the Board receives an additional annual fee of $25,000 but is not entitled to receive any other committee meeting fees. Non-employee directors who serve on the Audit Committee, Executive Committee, Nominating and Corporate Governance Committee and/or Compensation Committee receive a fee of $2,000 for each committee meeting attended in person or $1,000 for each committee meeting attended by conference telephone or similar communications equipment, except that in lieu of such meeting fee for Audit Committee meetings, the chairman of the Audit Committee receives a monthly fee of $2,000.

The 2004 Plan provides for formula grants of RSUs to non-employee directors. On the closing date of the IPO, each non-employee director received $25,000 of RSUs, or 1,429 RSUs, valued at $17.50 per RSU, the initial public offering price of the Common Stock. Thereafter, on the date of each annual meeting of stockholders at which a non-employee director is re-elected to the Board of Directors, such non-employee director receives $25,000 of RSUs valued at 100% of the fair market value of the Common Stock on the date of grant. Similarly, each non-employee director who is initially elected to the Board of Directors receives $25,000 of RSUs on the date of such initial election and $25,000 of RSUs on the date of each annual meeting of stockholders at which the non-employee director is re-elected to the Board of Directors, in each case valued at 100% of the fair market value of the Common Stock on the date of grant. Shares underlying RSUs granted to directors shall be settled, in accordance with the terms of the 2004 Plan, on the third anniversary of the date of the grant. Dividends accrue on the RSUs (without interest) equal to the cash dividends paid by the Company on the Common Stock. Mr. Rechler waived receipt of any director compensation until such time as he has been re-elected to the Board by the Company's stockholders. A total of 7,145 RSUs have been issued, all of which are currently outstanding.

Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees.


--------------------------------------------------------------------------------

                               EXECUTIVE OFFICERS

Executive and senior officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. The following executive and senior officers of the Company are not directors. For information regarding William C. Bayless, Jr., President and Chief Executive Officer, and Brian B. Nickel, Executive Vice President, Chief Investment Officer and Secretary, see "Board of Directors - Board Size and Composition."

MARK J. HAGER has been Executive Vice President, Chief Financial and Accounting Officer, and Treasurer since August 2004. Mr. Hager joined the Company's predecessor in August 1999 as Senior Vice President and Chief Financial Officer. Prior to this, Mr. Hager was a Certified Public Accountant in the assurance practice of Ernst & Young from November 1997 to August 1999, serving both public and private clients. In other positions, including Vice President Finance and Chief Financial Officer for Oklahoma Christian University from 1996 to 1997 and Vice President, Corporate Controller for Crested Butte Mountain Resort from 1994 to 1996, Mr. Hager has been involved in development and financing in the hotel, single-family residential, and assisted living sectors utilizing conventional, tax-exempt, and public/private financing structures. Mr. Hager holds a bachelors degree in Business Administration - Accounting from Abilene Christian University. Mr. Hager is a Certified Public Accountant licensed in Texas and Oklahoma. Age: 43.

GREG A. DOWELL has been Senior Vice President and Chief of Operations since August 2004. Mr. Dowell joined the Company's predecessor in October 2001 as Senior Vice President - Management Services and in that role has directed all aspects of the Company's property management operations. Prior to this, Mr. Dowell was employed by Century Development from 1991 to 2001 where he began his tenure as accountant and ultimately served as Senior Vice President over the operations of their 29 property student housing portfolio. Mr. Dowell received a BS in Accounting from the University of Louisiana, Lafayette in 1989 and is a Certified Public Accountant licensed in Texas. Age: 41.

BRIAN N. WINGER has been Senior Vice President - Development since October 2003 and is primarily responsible for coordinating, financing, and closing the Company's acquisitions and development projects. Mr. Winger joined the Company's predecessor in March 2000 as Director - On-Campus Development and has since served in increasing capacities. Prior to this, Mr. Winger was the Chief Operating Officer with Aspen Gold Development Company (a private real estate developer) from 1999 to 2000. From 1996 to 1999, he was an endowment development officer and ultimately served as General Counsel for Oklahoma Christian University. Mr. Winger received a Juris Doctor from Oklahoma City University in 1994 and a BS in history/pre-law from Oklahoma Christian University in 1990. Mr. Winger is a licensed attorney in Oklahoma and a real estate broker licensed to practice in Oklahoma and Colorado. Age: 37.

JASON R. WILLS has been Senior Vice President - Marketing and Development since October 2003 and oversees all aspects of the on-campus development segment as well as corporate communications, and property leasing and marketing. Mr. Wills joined the Company's predecessor in February 1997 as Manager - Marketing and Leasing and has served in increasing capacities. Mr. Wills attended the University of Texas, Arlington where he studied Journalism and Marketing. Age:
33.


--------------------------------------------------------------------------------

                               SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Common Stock beneficially owned by each director, by each Named Executive Officer, by each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock, and by all directors and executive officers as a group on March 18, 2005, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Unless otherwise indicated, the address of each named person is c/o American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746.

                                                   AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP
                                                     NUMBER OF SHARES              PERCENT
   NAME OF BENEFICIAL OWNER                         BENEFICIALLY OWNED             OF CLASS
------------------------------                   ------------------------       --------------
William C. Bayless Jr.                                      14,027  (1)                *
R.D. Burck                                                   2,000  (2)                *
G. Steven Dawson                                             2,000  (2)                *
Cydney Donnell                                               1,000  (2)                *
Edward Lowenthal                                            14,000  (2)                *
Brian B. Nickel                                              9,385  (3)                *
Scott H. Rechler                                            28,500  (2)                *
Winston W. Walker                                               --                     *
Mark J. Hager                                                7,063  (4)                *
Greg A. Dowell                                               2,321  (5)                *
FMR Corp.                                                1,553,990  (6)             12.27%
Deutsche Bank AG                                         1,521,652  (7)             12.01%
Clarion CRA Securities, LP                               1,283,300  (8)             10.13%
LaSalle Investment Management Securities Ltd.            1,022,603  (9)              8.07%
Cohen & Steers Capital Management, Inc.                  1,007,600  (10)             7.95%
K.G. Redding & Associates, LLC                             934,500  (11)             7.38%
Morgan Stanley                                             804,500  (12)             6.35%
AMVESCAP PLC                                               696,800  (13)             5.50%
All directors and executive officers                        82,524  (14)               *
     as a group (12 persons)

------------------------------

*    Less than one percent.
(1) Represents 100 shares of Common Stock owned directly and 13,927 shares of restricted stock.
(2)  Represents shares of Common Stock owned directly.
(3) Represents 100 shares of Common Stock owned directly and 9,285 shares of restricted stock.
(4) Represents 100 shares of Common Stock owned directly and 6,963 shares of restricted stock.
(5)  Represents 2,321 shares of restricted stock.
(6) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. FMR Corp. possessed sole voting power over 149,900 shares and sole dispositive power over 1,553,990 shares and each of Edward C. Johnson and Abigail P. Johnson possessed sole dispositive power over 1,553,990 shares.
(7) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Deutsche Bank AG and RREEF America, L.L.C. each possessed sole voting and sole dispositive power over these shares.
(8) This information is based upon information contained in filings made by the stockholder with the SEC. The address of Clarion CRA Securities, L.P. is 259 North Radnor Chester Road, Suite 205, Radnor, PA 19087.
(9) This information is based upon information contained in filings made by the stockholder with the SEC. The address LaSalle Investment Management Securities, Ltd. is 100 E. Pratt Street, 20th Floor, Baltimore, MD 21202.
(10) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of Cohen & Steers Capital Management Inc. is 757 Third Avenue, New York, NY 10017.


--------------------------------------------------------------------------------

(11) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of K.G. Redding & Associates, LLC is One North Wacker Drive, Suite 4343, Chicago, IL 60606. K.G. Redding & Associates, LLC possessed sole voting power over 157,400 shares and sole dispositive power over 934,500 shares.
(12) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. Morgan Stanley beneficially owned an aggregate of 804,500 shares and possessed sole voting and sole dispositive power over 585,000 shares, and Morgan Stanley Investment Management Inc. beneficially owned an aggregate of 760,800 shares and possessed sole voting and sole dispositive power over 558,400 shares.
(13) This information is based upon information contained in filings made by the stockholder with the SEC reporting beneficial ownership as of December 31, 2004. The address of AMVESCAP PLC is 11 Devonshire Square, London EC2M 4YR, England.
(14) Represents 47,800 shares of Common Stock owned directly and 34,724 shares of restricted stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied during 2004.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE ROLE OF THE COMMITTEE. Generally, the Compensation Committee of the Board of Directors (the "Compensation Committee") establishes, oversees and directs the Company's executive compensation policies and programs, administers the Company's 2004 Plan and seeks to ensure that the Company's executive compensation philosophy is consistent with the Company's best interests. The executive compensation program aims to: (i) support the Company's business objectives to produce consistent earnings growth and increase stockholder value;
(ii) attract, reward, motivate and retain talented executives; (iii) tie executive compensation to the Company's financial performance; and (iv) link executives' goals with stockholders' interests.

TYPES OF COMPENSATION. The executive compensation system consists of three elements: (i) base salary; (ii) annual bonus, a portion of which may be received in restricted shares; and (iii) long-term compensation, which may include grants of restricted shares, PIUs or out performance awards based on past performance.

The Compensation Committee does not allocate a fixed percentage of compensation to these elements.

BASE SALARY AND BONUS COMPENSATION. The Compensation Committee believes that the Company is best served if executive base salaries and bonus compensation are kept at amounts approximating the median level within the industry. Base salaries and bonus compensation for our senior executives are set by the Compensation Committee after considering recommendations by management and factors such as the nature and responsibilities of each executive's position, the executive's experience, the achievement of corporate goals, the achievement of individual goals and competitive industry compensation. Corporate goals are based on operating performance, total stockholder return and other targets.

In conducting the review of management's proposals, the Compensation Committee considers comparable companies included in the Company's REIT peer group used in the performance graph. The Compensation Committee reviews salary information about comparable companies contained in public disclosures made by companies in the real estate industry and on published surveys with particular focus on companies of similar size within the industry. The most direct competitors for executive talent may not necessarily be identical to the REITs included in the peer group used in the performance graph. Thus, the peer group of REITs in the compensation analysis that was utilized by the Compensation Committee in analyzing management's salary and bonus proposals may include other companies not included in the peer group used in the performance graph.

Final compensation determinations for each fiscal year are generally made after the end of the fiscal year. At that time, base salaries for the following fiscal year are set, cash bonuses, if any, are determined for the past year's performance, and other long-term compensation awards, if any, are generally made. For fiscal 2004, the Compensation Committee reviewed the annual salaries of the Company's executive officers. At meetings held in January 2005 and February 2005,


--------------------------------------------------------------------------------
the Compensation Committee set the base salaries for the Named Executive Officers for the fiscal year ending December 31, 2005 and approved cash bonuses and restricted stock awards for such officers in respect of the fiscal year ended December 31, 2004. See "Compensation - Executive Officer Compensation."

LONG-TERM COMPENSATION. Because today's business decisions affect the Company over a number of years, long-term incentive awards are tied to the Company's performance and the long-term value of its shares. The Compensation Committee's policy is to make all awards of restricted shares, PIUs or outperformance awards based on an officer's actual current and past performance rather than projected future performance. Grants of restricted shares, PIUs and outperformance awards are an important part of the Company's long-term compensation plan. Restricted stock awards granted in February 2005 were made based on an assessment of Company performance and the performance of the executive's department.

CEO PERFORMANCE EVALUATION. In determining the compensation of Mr. Bayless, the Compensation Committee applies the same philosophy and procedures as it applies to other executive officers discussed above.

Changing market and economic conditions created a challenging business environment in 2004. During 2004 the Company completed its IPO, completed and successfully opened nine properties, commenced construction on five properties and placed five properties under contract to purchase. The Compensation Committee concluded that Mr. Bayless performed well in 2004 and provided leadership and vision, developed and articulated a strategic direction and fostered an environment in which his senior management team was able to support and execute these strategies. Based on these factors, the Compensation Committee granted Mr. Bayless a bonus and a long-term compensation award for 2004.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to any named executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders and that meets certain other technical requirements. Our Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing executives with appropriate rewards for their performance.

This section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into our Annual Report on Form 10-K.

This executive officer compensation report is given by the following members of the Compensation Committee:


                                        Winston W. Walker, Chairman
                                        G. Steven Dawson
                                        Edward Lowenthal


--------------------------------------------------------------------------------

                                  COMPENSATION

                         EXECUTIVE OFFICER COMPENSATION

The following table sets forth information regarding the compensation awarded for the past three fiscal years by the Company and its subsidiaries (i) to the Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers at December 31, 2004 of the Company (this group is referred to as the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                        ANNUAL COMPENSATION                  RESTRICTED
                                             ----------------------------------------           STOCK
NAME AND PRINCIPAL POSITION         YEAR           SALARY                   BONUS            AWARDS (1)
---------------------------         ----     ------------------         -------------      --------------
William C. Bayless, Jr.
   Chief Executive Officer and      2004        $    253,333               $  130,000       $    300,000
   President                        2003             210,000                   80,000                 --
                                    2002             200,000                   80,000                --

Brian B. Nickel
   Executive Vice President,        2004             210,333                  115,000            200,000
   Chief Investment Officer and     2003             175,000                  100,000                 --
   Secretary                        2002             153,500                  155,440                 --

Mark J. Hager
   Executive Vice President,        2004             162,944                  100,000            150,000
   Chief Financial and Accounting   2003             132,500                   50,000                --
   Officer and Treasurer            2002             128,116                   40,000                --

Greg A. Dowell
   Senior Vice President and        2004             130,000                   40,000             50,000
   Chief of Operations              2003             124,000                   25,000                --
                                    2002             120,000                   20,000                --

Ronnie L. Macejewski (2)
   Senior Vice President -          2004             126,690                   25,000             24,000
   Development and Construction     2003             123,000                   90,000                --
                                    2002             118,976                   48,813                --

--------------------------------------------

     (1) Represents the value, as of February 16, 2005, the date of grant, of restricted stock awards to the Named Executive Officers. Awards to Messrs. Bayless, Nickel and Hager vest in five equal annual installments beginning on February 28, 2006. Awards to Messrs. Dowell and Macejewski vest in three equal annual installments beginning on February 28, 2006. Dividends on restricted stock awards are paid at the same rate and time as paid to holders of Common Stock. No stock appreciation rights were granted and no long-term incentive plan payouts were made in 2004, 2003 or 2002.
     (2) Mr. Macejewski resigned from the Company effective April 1, 2005. At such date, all of his restricted stock awards were forfeited.

                              OPTION GRANTS IN 2004

There were no grants of options during fiscal year 2004.

          AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR-END VALUES

There were no options or stock appreciation rights exercised during fiscal year 2004 or outstanding at December 31, 2004.


--------------------------------------------------------------------------------

              LONG-TERM INCENTIVE PLAN - AWARDS IN LAST FISCAL YEAR


                                                        PERFORMANCES               ESTIMATED FUTURE PAYOUTS UNDER
                                        NUMBER OF         OR OTHER                   NON-STOCK PRICE-BASED PLANS
                                      SHARES, UNITS     PERIOD UNTIL     -------------------------------------------------
                                        OR OTHER         MATURATION         THRESHOLD         TARGET           MAXIMUM
       NAME                              RIGHTS           OR PAYOUT       (# OF SHARES)    (# OF SHARES)    (# OF SHARES)
----------------------             ------------------  ---------------   ---------------  ---------------  ---------------
William C. Bayless Jr.
   PIU Award                              48,400              (1)                  --           48,400           48,400
   Outperformance Award (2)              110,305             8/17/07               --          110,305          110,305
Brian B. Nickel
   PIU Award                              29,040              (1)                  --           29,040           29,040
   Outperformance Award (2)               66,183            8/17/07                --           66,183           66,183
Mark J. Hager
   PIU Award                              12,100              (1)                  --           12,100           12,100
   Outperformance Award (2)               29,415            8/17/07                --           29,415           29,415
Greg A. Dowell
   PIU Award                              10,890              (1)                  --           10,890           10,890
   Outperformance Award (2)               29,415            8/17/07                --           29,415           29,415
Ronnie L. Macejewski
   PIU Award                               9,074              (1)                  --            9,074            9,074
   Outperformance Award (2)               18,384            8/17/07                --           18,384           18,384

----------------------

(1) See discussion of "Profits Interest Units" below.
(2) See discussion of "Outperformance Bonus Plan" below.

PROFITS INTEREST UNITS

PIUs are a special class of partnership interests in the Operating Partnership. Each PIU awarded is deemed equivalent to an award of one share of Common Stock under the 2004 Plan, reducing availability for other equity awards on a one-for-one basis. PIUs, whether vested or not, receive the same quarterly per unit distributions as holders of the Common Stock receive. This treatment with respect to quarterly distributions is similar to the treatment of restricted stock awards and RSUs. The Company issued 121,000 PIUs concurrently with the IPO to certain key employees of the Company. PIUs are automatically convertible into an equal number of common units of the Operating Partnership once the PIUs achieve full parity with common units on account of certain book-up events. The common units are redeemable for cash based upon the fair market value of an equivalent number of shares of the Common Stock, or, at the election of the Company, an equal number of shares of Common Stock.

Book-up events will occur upon a contribution of cash or property to the Operating Partnership, including contributions by the Company of the proceeds from future issuances of securities, or upon certain distributions of cash or property by the Operating Partnership to one or more partners of the Operating Partnership. Although we believe it likely that equalization will occur and the PIUs will be converted into common units of the Operating Partnership, there are circumstances under which such equalization would not be achieved and the PIUs would therefore not achieve parity with respect to liquidating distributions. Until and unless such parity is reached, the value that may be realized for a given number of vested PIUs will likely be less than the value of an equal number of shares of Common Stock. As of the date of this Proxy Statement, a book-up event has not yet occurred.

Holders of the PIUs are entitled to customary registration rights, including demand and piggyback registration rights, with respect to the shares of Common Stock that may be received by the PIU holders upon a conversion/exchange of the PIUs in accordance with the terms of the partnership agreement. The Company will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions.

Unlike RSUs, the grant or vesting of PIUs is not expected to be a taxable transaction to recipients. Therefore, a recipient who wishes to hold incentive equity awards for the long term may be able to do so more efficiently with PIUs and ultimately enjoy a greater after-tax return when disposing of them. Conversely, the Company will not receive any tax deduction for compensation expense from the grant of PIUs.


--------------------------------------------------------------------------------

OUTPERFORMANCE BONUS PLAN

Upon the consummation of the IPO, the Company granted a special award of a bonus pool equal to the value on the date of vesting of 367,682 shares of Common Stock to executive officers and certain key employees, subject to continued service and attainment of certain performance measures. No dividends or dividend equivalent payments accrue with respect to the shares of Common Stock underlying this bonus pool.

Vesting of the awards will occur on the third anniversary of the IPO, provided that the employees have maintained continued service and that at least one performance measure, as outlined in the plan, has been achieved. These performance measures include: (i) a total return on the Common Stock of at least 25% per annum from the IPO date through the vesting date (the "Primary Performance Measure"), or (ii) a total return on the Common Stock of at least 12% per annum from the IPO date through the vesting date, and such return is at or above the 60th percentile of the total return achieved by "peer" companies during the same period (the "Alternate Performance Measure").

Payments of vested awards will be made within 120 days of vesting. Such payments will be paid in cash; however, the Compensation Committee may, in its sole discretion, elect to pay such an award through the issuance of shares of Common Stock, PIUs or similar securities (provided that such issuance will not result in any recognition of taxable income by the recipient), valued at the date of issuance. Because the achievement of the required performance measures is considered to be remote as of December 31, 2004, nothing has been reflected in the consolidated financial statements at such date related to these awards.

Any individual award that becomes unvested as a result of an early termination of employment will be reallocated among the remaining recipients. In the event of a change of control of the Company, or termination of employment other than for "cause" or by a designated recipient for "good reason," the special award will be fully vested at that time (with the value of the bonus pool to be determined at that time for any affected award recipient) if the Primary Performance Measure has been achieved. Otherwise, a portion (but not less than 50%) of the special award (equal to the portion of the initial 3-year vesting period that has elapsed) will be vested at that time if the Alternate Performance Measure has been achieved.

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

As of December 31, 2004, the Company had employment agreements in effect with Messrs. Bayless, Nickel and Hager that provide that during the term of the respective agreement, the executive's base salary will not be reduced and that the executive will remain eligible for participation in the Company's executive compensation and benefit programs. The employment agreements provide for Mr. Bayless to serve as a member of the Company's Board and President and Chief Executive Officer, Mr. Nickel to serve as a member of the Company's Board and Executive Vice President, Chief Investment Officer and Secretary, and Mr. Hager to serve as Executive Vice President, Chief Financial and Accounting Officer and Treasurer. The term of each agreement ends upon an executive's termination of employment as discussed below.

The employment agreements provide for: (i) an annual base salary of $300,000, $250,000 and $200,000 for Messrs. Bayless, Nickel and Hager, respectively, subject in each case to increases in accordance with the Company's normal executive compensation practices; (ii) eligibility for annual cash bonus awards determined by the Compensation Committee or in the event that the Company has a formal annual bonus plan for other senior executives, the bonus will be determined in accordance with the terms of the bonus plan on the same basis as other senior executives of the Company (with appropriate adjustments due to title and salary); (iii) a PIU grant as of the consummation of the Company's IPO, which was immediately vested; (iv) eligibility to receive an outperformance award subject to the terms and conditions of the Company's 2004 Outperformance Bonus Program; and (v) participation in other employee benefit plans applicable generally to the Company's senior executives.

Under the terms of the respective employment agreements, as of the consummation of the Company's IPO, Messrs. Bayless, Nickel and Hager were issued 48,400, 29,040 and 12,100 PIUs, respectively, valued at $847,000, $508,200 and $211,750, respectively, based on the value of the Common Stock at the time of the IPO. These PIUs represent a 0.40%, 0.24% and 0.10% limited partnership interest in the Operating Partnership for Messrs. Bayless, Nickel and Hager, respectively. The PIUs are not subject to any vesting period or requirement.

Each employment agreement provides that the respective executive may terminate the agreement at any time by delivering written notice of termination to the Company at least 30 days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other


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                                       15
benefits to which he has a vested right at that time. Additionally, each employment agreement provides that he may terminate the agreement for "good reason," which is defined in the employment agreement, in general, as any substantial change in the nature of his employment by the Company without his express written consent; the requirement that he be based at a location at least 50 miles further than from his current principal location of employment; any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the employment agreement; and a breach by the Company of any material provision of the employment agreement.

The employment agreements provide that, if an executive's employment is terminated by the Company without "cause" or by the executive for "good reason" (each as defined in the applicable employment agreement), the executive will be entitled to the following payments and benefits, subject to his execution and non-revocation of a general release of claims: (i) a cash payment equal to 299%, 200% and 100% times the sum of his then-current annual base salary plus the average annual bonus paid or payable in respect of the last prior three years for Messrs. Bayless, Nickel and Hager, respectively, payable over the remaining term of his non-competition agreement; (ii) his prorated annual bonus for the year in which the termination occurs; and (iii) health benefits for two years following the executive's termination of employment at the same cost to the executive as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer. Additionally, the employment agreements provide for excise tax equalization payments.

Additionally, the Company has entered into non-competition agreements with Messrs. Bayless, Nickel and Hager in which the executive agreed to comply with all obligations under the non-competition agreement and further agreed that the non-competition agreement will survive any termination of the respective employment agreement or the executive's employment, or subsequent service relationship with the Company, if any.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There are no Compensation Committee interlocks and none of the Company's employees participates on the Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the Formation Transactions, most of the interests in the Company's off-campus properties were owned by RAP Student Housing Properties, LLC ("RAPSH"), which was wholly-owned by RAP. RSVP owned a 67% interest in RAP and, prior to the IPO, was the sole stockholder of the Company. Mr. Scott Rechler is the Chief Executive Officer and President of Reckson, and the Chief Executive Officer and sole director of FrontLine Capital Group. FrontLine is the indirect parent of RSVP. Reckson is the indirect non-controlling minority owner of RAP and the largest creditor of FrontLine. In 2002, FrontLine filed for protection from creditors under the federal bankruptcy laws. In connection with the Formation Transactions, the former owners of our properties received material benefits, including:

     o RAP received a cash payment of approximately $78.5 million for the redemption of its interests in RAPSH. Additionally, RAP received a final working capital distribution from cash on hand of $1.5 million and $0.2 million in budgeted development fees relating to the construction properties to be paid from the remaining construction budgets.

     o RAPSH and an affiliate of RSVP distributed their interests in the entities owning The Village at Riverside to an affiliate of RAP and RSVP, and RAPSH maintained its guaranty of certain contingent obligations of RAP and RSVP under the non-recourse indebtedness encumbering this property. Subsequent to the IPO, the property was foreclosed upon by the lender.

     o RAPSH distributed to entities affiliated with RSVP, RAP and other persons certain assets that the Company considered to be unrelated to its core business, including a fee title to a parcel of commercially-zoned land that is adjacent to the University Village at San Bernardino and interests in entities that previously developed a residential condominium project adjacent to University Village at Boulder Creek and that currently own one remaining condominium unit in that project.

     o RAP and RSVP were entitled to $0.4 million (paid in February 2005) of savings in the budgeted completion cost of the Company's three owned off-campus construction properties that were completed in Fall 2004, as well as $0.9 million (paid in November 2004) of insurance proceeds that the Company received with respect to the fire at


--------------------------------------------------------------------------------

          University Village at Fresno. Additionally, upon completion of the construction at University Village at TU, RAP was entitled to receive $0.5 million relating to a construction guarantee fee, which was paid from the remaining construction budget in September 2004.

     o Reckson and RSVP, through their respective ownership interests in RAP, were entitled to participate in the benefits realized by RAP described above.

     o The Company agreed to nominate Mr. Scott Rechler to be a director of our Board of Directors at our next two annual meetings, subject to his consent and eligibility to serve. Mr. Rechler has agreed to waive receipt of any director compensation until such time as he has been reelected by our stockholders.

One of the Company's indirect wholly owned subsidiaries provides customary property management services to Dobie Center and serves as exclusive leasing agent for the commercial space at the property. An indirect subsidiary of RSVP owns a 23% interest in this property. The agreement expires on May 31, 2008, after which time the agreement renews on a month to month basis. The fee payable for managing the property is 3% of gross receipts from the operation of property, calculated on cumulative annualized basis (6% for supervision and coordination of restoration activities following a casualty and major rehabilitation/renovation of the property). In addition, the property manager earns a commission equal to 4% of base rents payable under each commercial lease (6% if a co-broker is involved) for acting as exclusive leasing agent for commercial space. From the closing of the IPO until December 31, 2004, the Company received $146,000 under this agreement.

                         COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the cumulative total return on the Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index") and The Morgan Stanley REIT Index for the period August 17, 2004, the date of our initial public offering, through December 31, 2004. The performance graph assumes an investment of $100 in each of the Company and the two previously mentioned indices, and the reinvestment of any dividends. The performance reflected in the graph is not necessarily indicative of future performance


              COMPARISON OF CUMULATIVE TOTAL RETURN FOR THE PERIOD
                      AUGUST 17, 2004 TO DECEMBER 31, 2004
 (AMERICAN CAMPUS COMMUNITIES, S&P 500 INDEX AND THE MORGAN STANLEY REIT INDEX)



                                     [GRAPH]



                                       August         December
                                        2004            2004
                                        ----            ----
American Campus Communities             100             131
S&P 500 Index                           100             113
The Morgan Staneley REIT Index          100             121

--------------------------------------------------------------------------------

                           AUDIT COMMITTEE INFORMATION

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee, on behalf of the Board of Directors of the Company, serves as an independent and objective party to monitor the Company's financial reporting process and internal control system, and to review and appraise the audit efforts of the Company's independent auditors. The Audit Committee performs these oversight responsibilities in accordance with its Audit Committee Charter.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Company's Annual Report, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the Company's earnings releases with management.

Ernst & Young LLP, the Company's independent auditors, are responsible for auditing the Company's financial statements and for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed with the independent auditors their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as currently in effect. The Audit Committee also received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, as currently in effect, discussed with the independent auditors the auditors' independence from management and the Company and considered the compatibility of non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets at least quarterly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also meets with management and the Company's independent auditors prior to the filing of the Company's quarterly reports on Form 10-Q with the SEC and release to the public of its quarterly and year-end financial results to, among other things, review and discuss such filings, review any related financial statements and related variances, review significant accounting policies and discuss any significant accounting treatments applied during the period.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

This section of the proxy statement is not deemed "filed" with the SEC and is not incorporated by reference into the Company's Annual Report on Form 10-K.

This Audit Committee report is given by the following members of the Audit
Committee:



                                        G. Steven Dawson, Chairman
                                        R.D. Burck
                                        Winston W. Walker


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                                       18

                            INDEPENDENT AUDITOR FEES

The following summarizes the approximate aggregate fees billed to American Campus Communities for the fiscal years ended December 31, 2004 and 2003 by our principal accounting firm, Ernst & Young LLP:

                                                     TOTAL APPROXIMATE FEES
                                        -------------------------------------------------
         TYPE OF SERVICES (1)                  2004                           2003
     ----------------------------       ------------------             ------------------
     Audit Fees (2)                     $        1,694,000             $          141,000
     Audit-Related Fees (3)                        170,000                        141,000
     Tax Fees (4)                                   60,000                         57,000
     All Other Fees (5)                              2,000                             --
                                        ------------------             ------------------

     Total (6)                          $        1,926,000             $          339,000
                                        ==================             ==================

--------------------------------------------

(1) All such services subsequent to the IPO were preapproved by the Audit Committee.
(2) Fees for audit services billed in 2004 and 2003 included the following: (i) audit of the Company's annual financial statements; (ii) reviews of quarterly financial statements; and (iii) services provided in conjunction with the Company's IPO including review of registration statements filed and related issuances of comfort letters, consents and other services related to SEC matters. During 2004, audit fees included approximately $1,621,000 for the aforementioned services provided in conjunction with the IPO.
(3) Fees for audit-related services billed in 2004 and 2003 included financial accounting and reporting consultations and audits of the Company's unconsolidated and consolidated subsidiaries.
(4) Fees for tax services billed in 2004 and 2003 included tax compliance services and tax planning and advice services.
(5)  Fees for all other services billed in 2004 consisted of access to Ernst
     & Young LLP's accounting and auditing research database.
(6) Excludes amounts that the Company reimbursed Ernst & Young LLP for out-of-pocket expenses, which totaled approximately $28,000 in 2004 and $0 in 2003.

In considering the nature of the services provided by Ernst & Young LLP, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with representatives of Ernst & Young LLP and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

The Audit Committee has developed policies and procedures concerning its pre-approval of audit and non-audit services provided to the Company by the independent auditors. These provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be rendered to the Company by the independent auditors.

The independent auditors provide the Audit Committee with a list describing the services expected to be performed by the independent auditor. Any request for services not contemplated by this list must be submitted to the Audit Committee for specific pre-approval and the provision of such services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the Audit Committee has authorized the committee's Chairman to approve the provision by our independent auditors of non-audit services not prohibited by law. Each decision made by the Audit Committee Chairman will be reported to the full Audit Committee at its next meeting.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service. The Audit Committee believes that providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


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                                       19

                              STOCKHOLDER PROPOSALS

The Company must receive any stockholder proposal intended for inclusion in the proxy materials for the Annual Meeting to be held in 2006 no later than December 31, 2005. A stockholder may also nominate directors before the next annual meeting by submitting the nomination as described under "Board Committees - Nominating and Corporate Governance Committee." The Company did not receive any formal proposals during 2004 from stockholders.

                        THE COMPANY'S 2004 ANNUAL REPORT

The Company's Annual Report to Stockholders is being mailed to stockholders along with this proxy statement. The Annual Report and the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission are on the Company's website at www.americancampuscommunities.com and without charge to stockholders upon writing to the Secretary of the Company. Neither the Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                                By Order of the Board of Directors,


                                /s/ Brian B. Nickel
                                -------------------
                                BRIAN B. NICKEL
                                CHIEF INVESTMENT OFFICER AND SECRETARY


Austin, Texas
April 6, 2005


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                                       20

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER
                                       OF
                        AMERICAN CAMPUS COMMUNITIES, INC.
                          (EFFECTIVE: AUGUST 17, 2004)


PURPOSE

The purpose of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of American Campus Communities, Inc. (the "COMPANY") is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee's primary focus will be: (1) to assist the Board in monitoring (a) the integrity of the financial statements of the Company and its subsidiaries, (b) the compliance by the Company and its subsidiaries with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors; and (2) to prepare the audit committee report that the United States Securities and Exchange Commission (the "SEC") rules require be included in the Company's annual proxy statement.

ORGANIZATION

The Company's Bylaws (the "BYLAWS") and this charter (the "CHARTER") govern the operation of the Committee; in the event of a conflict, the terms of the Bylaws shall govern. The Committee shall provide a medium within the Company for consideration of matters relating to any audit issues. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered accounting firm engaged for the purpose of performing any audit, review or attest services and shall deal directly with such accounting firm. At its sole discretion, the Committee has the power to retain outside legal, accounting and financial consultants or other advisors or to delegate to subcommittees to assist it in its activities to the extent permitted by the SEC and the New York Stock Exchange (the "NYSE"). The fees and expenses of such consultants and advisors shall be borne by the Company.

MEMBERSHIP

The members of the Committee shall be appointed by the Board and shall consist of three (3) or more independent directors, as the Board may determine from time to time, of the Company's Board and shall serve until their successors are duly elected and qualified. Each Committee member may receive his or her director fee in cash and/or Company stock or options or other in-kind consideration. Committee members shall not be affiliated with the Company or any of its subsidiaries or receive any fees paid directly or indirectly for services as a consultant or financial advisor regardless of amount from the Company or any of its subsidiaries. This includes payments to any firm of which a Committee member is an executive officer, partner, member, principal or designee, but does not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service). Each Committee member shall meet the independence requirements of the SEC and NYSE.

COMPOSITION

All members of the Committee shall be financially literate, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, as required by the NYSE. "Financial Literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working knowledge of skills and competencies that the Board will need for the Company to be successful in the future. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

At least one member of the Committee must have accounting or financial management expertise. The Board has determined that a person who qualifies as a "financial expert" as set forth by the SEC has such accounting or related financial management expertise. A "financial expert" is a person who has the following attributes: (1) an understanding of generally accepted accounting principles ("GAAP") and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal control over financial reporting; and (5) an understanding of audit committee functions. A person must have acquired such attributes through one of more of the following: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or
(d) other relevant experience.

MINUTES

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting the actions so authorized or taken by the Committee since the preceding meeting of the Board. A copy of the minutes of each meeting shall be placed in the Corporation's minute book.

CHARTER AMENDMENT

Any member of the Committee may submit proposed Charter amendments to the Board. The Board shall circulate any proposed charter amendment(s) to members of the Committee immediately upon receipt. By a majority vote, the Board may approve the amendments to the Charter.

MEETINGS

The Committee shall hold such regular meetings as may be necessary or advisable, but no less frequently than quarterly, and special meetings as may be called by the Committee's chairperson. The presence in person or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Committee chairperson may consult with management in the process of establishing agendas for Committee meetings.

DUTIES AND RESPONSIBILITIES

The Committee's policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company's accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

(1) Select, appoint, retain, dismiss and oversee the work of the Company's independent auditors;

(2) Pre-approve the retention of the Company's independent auditors for any non-audit services;

(3) Pre-approve appropriate funding for payment of (a) compensation to the Company's independent auditors for the purpose of rendering audit and non-audit services, (b) compensation to any advisors employed by the Committee and (c) ordinary administrative expenses necessary to carry out its duties. The Committee may delegate the duty to pre-approve any such payment to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

(4) Approve all related party transactions entered into by the Company with any of the Company's directors or executive officers;

(5) Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company's five previous fiscal years;


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                                       2

(6) Review and reassess the adequacy of the Charter annually and recommend any proposed changes to the Board for approval;

(7) Review, evaluate and reassess the performance of the Committee annually and discuss such annual performance evaluation with the Board;

(8) Review the Company's annual audited financial statements and quarterly unaudited financial statements with the Company's management and independent auditors;

(9) Review the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's periodic reports and registration statements filed with the SEC;

(10) Review and discuss with the Company's management and independent auditors the Company's quarterly earnings press releases (paying particular attention to any use of "Pro Forma," or "Adjusted" non-GAAP, information) and earnings guidance provided that the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

(11) Review and discuss generally with the Company's management and independent auditors the type of other financial information provided to analysts and rating agencies, provided that the Committee need not discuss such other financial information before it is provided to analysts and rating agencies;

(12) Review any major changes to the Company's auditing and accounting principles and practices as suggested by the Company's management or independent auditors;

(13) At least annually, obtain and review a report by the Company's independent auditors describing:

               a)   the auditors' internal quality-control procedures;

               b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

               c) all relationships between the independent auditor and the Company (to assess the auditor's independence);

(14) Review and receive periodic reports (as well as the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 as may be modified or supplemented) from the Company's independent auditors regarding the auditor's qualifications, performance, independence and their registration with the SEC; discuss such materials with the auditor; after receipt of the annual report provided by the independent auditors discussed above in
        Section 13, present its conclusions with respect to the independent auditor to the full Board; and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors and continued registration with the SEC;

(15) Meet regularly with the Board and review with the Company's management any legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies;

(16) Review with the Company's independent auditors any problems or difficulties the auditor may have encountered and any management letter provided (or intended to be provided) by the auditor and the Company's response, including:

               (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required information;

               (b) any changes required in the planned scope of the external audit;

               (c)  any disagreements with management;


--------------------------------------------------------------------------------

               (d) any material written communications between the independent auditors and the Company's management, such as any management letter or schedule of unadjusted differences; and

               (e) any accounting adjustments that were proposed by the Company's independent auditors but were "passed" (as immaterial or otherwise), any material communications between the audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement;

(17) Review and discuss with the Company's independent auditors, the responsibilities, budget and staffing of the Company's internal audit function;

(18) Review and discuss with the Board any issues that arise with respect to the quality or integrity of the performance of the Company's internal audit function;

(19)    Review annually with the Company's management and independent auditors:

               (a) analyses prepared by the Company's management and/or independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles on financial statements; and

               (b) the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company's financial statements;

(20) Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of control deficiencies;

(21) Review the audit report provided by the Company's independent auditors, which should include:

               (a)  all critical accounting policies and practices used; and

               (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors;

(22)    Review any failures of the Company's financial reporting controls;

(23) Meet periodically with the Company's management and independent auditors in separate sessions to review the Company's policies with respect to major risk exposures and the steps management has taken to monitor and control such exposures;

(24) Meet periodically with the Company's management, the independent auditors and the personnel or third party responsible for the internal audit function in separate sessions to encourage entirely frank discussions with the Committee, including, without limitation, discussions regarding the Company's financial reporting control procedures, the quality of the Company's financial reporting and the adequacy and competency of the Company's financial management;

(25) Meet and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company's annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company's quarterly financial statements;

(26) Meet and discuss with the internal auditors (or other personnel or independent third party responsible for the internal audit function) the Company's risk management processes and systems of internal control;


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                                        4

(27)    Establish procedures for:

               (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

               (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(28) Obtain assurance from the Company's independent auditor that it has notified the Committee of any failure of which the independent auditor is aware of the Company to comply with applicable legal requirements;

(29) Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

(30) Set clear hiring policies for employees or former employees of the independent auditors so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and the NYSE;

(31) Meet regularly with the Board to effect the Committee's purpose noted above; and

(32) Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

Limitation of Committee's Role

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable legal, accounting, and other requirements. These are the responsibilities of the Company's management and the independent auditor.


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                                       5

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        AMERICAN CAMPUS COMMUNITIES, INC.

                              FOR THE MAY 12, 2005
                         ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints William C. Bayless Jr. and Mark J. Hager, or either of them, proxies of the undersigned, with full powers of substitution, to represent the undersigned and to vote all shares of Common Stock of the Company held of record by the undersigned as of the close of business on March 18, 2005, on behalf of the undersigned at the Annual Meeting of Stockholders to be held on May 12, 2005 at 10:00 a.m. Central Time at The Driskill Hotel, 604 Brazos Street, Austin, Texas or at any adjournment or postponement thereof.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED. IF THIS PROXY IS PROPERLY EXECUTED BUT IF NO DIRECTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


--------------------------------------------------------------------------------

                             DETACH PROXY CARD HERE

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

[X] VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1. ELECTION OF DIRECTORS FOR A ONE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING OF STOCKHOLDERS

   FOR   [ ]        WITHHOLD ALL   [ ]          FOR ALL EXCEPT   [ ]


   Nominees:
       (01) William C. Bayless Jr.      (05) Edward Lowenthal
       (02) R.D. Burck                  (06) Brian B. Nickel
       (03) G. Steven Dawson            (07) Scott H. Rechler
       (04) Cydney Donnell              (08) Winston W. Walker


       -------------------------------------------------------------------------
       To withhold authority to vote for any individual, mark "For All Except" and write the nominee's number on the space above.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING [ ]


Please return your signed proxy at once in the enclosed postage-prepaid envelope provided, even if you plan to attend the meeting in person.

Please sign exactly as name appears on the records of the Company. If the shares are held jointly, each holder should sign. When signing in a representative capacity, please give title.


-------------------------   ---------------------------   ----------------------
Date                        Share Owner sign here         Co-Owner sign here